Exhibit 99.1

B2Digital Announces First B2 Fall 2020 Fighting Series Event is SOLD OUT,

PPV Tickets Still Available

TAMPA, FL, August 21, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to report that Limited Crowd attendance tickets to its first B2 Fall Fighting Series event, Strikehard 55 MMA in Tuscaloosa, Alabama on August 29, 2020, are now officially SOLD OUT.

Fans hoping to be a part of the return to action for the B2 Fighting Series in 2020 can still purchase access to live pay-per-view (“PPV”) online streaming coverage HERE.

The Company also reports that its new B2 Social Media Storefronts platform (“B2 Storefronts”) is working smoothly and seeing strong interest, with a number of PPV sales already taking place through affiliates with B2 Storefronts accounts. B2 Storefronts is a seamless and convenient system the Company recently launched that allows fighters, fans, and followers to use their own social media networks and web resources to benefit from selling PPV tickets to B2 Events.

“It’s terrific to see strong interest right out of the gates as we get set to kick off the Fall 2020 Fight season,” commented Greg P. Bell, Chairman & CEO of B2Digital. “It’s also very exciting to see such strong interest in B2 Storefronts. For anyone out there who’s interested in signing up and setting up your own storefront to start earning a commission on selling tickets to our upcoming events, it’s easier than you might think.”

Those interested in setting up a B2 Storefront to start earning an affiliate commission on ticket sales to live B2 Fighting events this fall can do so easily:

1.	Just send an email to requeststorefront@b2fs.com with the subject line “I want my own B2 Storefront!” The body of the email may be left blank.
2.	Then fill out the short form you receive in response – so B2Digital will know where to send your affiliate payments – and send it back.
3.	That’s it! You will then receive your own B2 Storefront link to post to your Social Media network, and you can immediately start selling tickets to upcoming B2 Events. Then, simply make money and enjoy the fight on fight night!

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

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B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Management

info@TigerGMP.com

www.TigerGMP.com

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